SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                  of 1934

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                         ALPINE AIR EXPRESS, INC.
                         ------------------------
           (Name of Registrant as Specified in its Charter)

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

                          ALPINE AIR EXPRESS, INC.

                            1177 Alpine Air Way
                             Provo, Utah 84601
                              (801) 373-1508

                         INFORMATION STATEMENT

               Action by Consent of Majority Stockholder
                       to be effective May 3, 2004

Purpose.
--------

     This Information Statement is furnished in connection with the consent of Eugene R. Mallette, who is the holder of 75.0% of the issued and outstanding shares of common stock of Alpine Air Express, Inc., a Delaware corporation ("Alpine Air" or the "Company"). In the consent, which is dated March 4, 2004, Mr. Mallette resolved:

     * to elect the following persons to serve on the Company's Board of Directors until the next annual meeting of the Company's stockholders or their prior death, resignation or termination and the appointment and qualification of their successors: Eugene R. Mallette; Max A. Hansen; Joseph O. Etchart; Kenneth D. Holliday; David R. Bruck; and Ronald K. King; and

     * that Pritchett, Siler & Hardy, P.C., Certified Public Accountants, of Salt Lake City, Utah, be approved as the Company's independent accountants until the next annual meeting of the Company's stockholders, or their prior resignation or termination and the appointment and qualification of their successors.

     These matters will be effective May 3, 2004.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                              ITEM NO. 1
                        ELECTION OF DIRECTORS

     The Board of Directors will consist of six persons, as follows:  Eugene
R. Mallette; Max A. Hansen; Joseph O. Etchart; Kenneth D. Holliday; David R. Bruck; and Ronald K. King. Each director is to serve until the next annual meeting of stockholders or the directors' prior death, resignation or termination and the appointment and qualification of their successors.

     The following table sets forth the names of all of our current directors and executive officers.

Name                     Age         Position            Held Position Since
----                      --         --------            -------------------
Eugene R. Mallette        54         Chairman and CEO           1986
Leslie Hill               49         Chief Financial Officer    2000
Max A. Hansen             54         Secretary/Treasurer
                                     and Director               1986
Joseph O. Etchart         55         Director                   2002
Kenneth D. Holliday       59         Director                   2002
David R. Bruck            66         Director                   2003
Ronald K. King            51         Director                   2003
     Mr. Mallette began his career with our wholly-owned subsidiary, Alpine Aviation, Inc., in 1979 as its Sales Manager, then became General Manager later in 1979. He became Chief Executive Officer and Director upon acquiring Alpine Aviation in 1986. Prior to his employment by Alpine Aviation, he was employed by the State of Montana as a staff auditor. He received a B.A. in Business Administration from Carroll College in 1971. Mr. Mallette holds a private pilot's license and maintains his proficiency. He devotes time to civic and charitable causes and was previously Chairman of the Better Business Bureau of Utah County and Vice-President of the Provo Chamber of Commerce.

     Leslie Hill has been our accountant since 1998 and was named Chief Financial Officer in 2000. Prior to 1998, Ms. Hill was employed by Sendsations Card Company as controller. She received a Bachelor of Science degree from Brigham Young University in 1991. In 1999, Ms. Hill received the "Outstanding Achievement Award" from the Dale Carnegie Foundation in Salt Lake City, Utah.

     Max Hansen has been a director since 1986. He has been practicing law since 1976 and has had his own firm, Max A. Hansen & Associates, P.C. since 1980. Mr. Hansen provides legal services to Alpine Air. From 1988 to 1989, he was President of the Montana Bar Association and is currently a member of the American Bar Association House of Delegates. He was an instructor in various subjects at the University of Montana - Western in Dillon, Montana from 1980 to 1987. Mr. Hansen has received distinguished service awards from the Montana State Bar Association and the Montana Supreme Court. He received a JD degree from the University of San Diego in 1976, where he was a member of the law review. He received a BA in Political Science from Carroll College in 1971.

     Joseph O. Etchart has been a member of our Board of Directors since April, 2002. He formerly served as Alpine Air's Director of Public and Investor Relations. He is also the President and CEO of Hinsdale Land Company, a real estate and agricultural enterprise in Montana. Since 1985, Mr. Etchart has served on the Board of Directors, and is a former Chairman of the Board, of Montana Livestock Ag Credit, one of the premier agricultural lending institutions in the Pacific Northwest. He served two terms as President of the Washington, D.C. based National Public Lands Council, where he was involved in the legislative and regulatory process associated with federal land commodity production. In addition, Mr. Etchart has held numerous civic, political and appointed posts, including Campaign Finance Chairman during the first successful election of Montana Governor Marc Racicot. Mr. Etchart received a Bachelor of Arts degree in Sociology from Carroll College in 1970 and is an active member of numerous organizations, including the Knights of Columbus.

     Kenneth D. Holliday joined our Board of Directors in September, 2002. He has extensive experience in the aviation industry and currently serves as President and CEO of Avcon, Inc., a consulting company assisting airlines, aviation and travel related companies. He was formerly the President and CEO of TransMeridian Airlines, an air carrier contracted to fly A-320 aircraft for one of the nation's largest tour operators. Mr. Holliday also has served as President and CEO of Private Jet Expeditions, Inc., where he directed airline growth from one B-727 aircraft to 16 MD-80 aircraft over a two-year period. Mr. Holliday received a Bachelor of Science degree in Industrial Management from Clemson University and USAF undergraduate pilot training at Williams Air Force Base in Arizona.

     David R. Bruck has been a registered investment advisor with the Anna Corporation, an investment management and trust company, since 1991. He is responsible for the marketing of investment services. Prior to that, he was the owner of DRB, Inc., which specialized in marketing and management consulting. Mr. Bruck presently serves on the President's Council at Carroll College, as well as the Boards of Directors of Capri, Inc. and Advanced Financial Resources. He is also the Chairman of the Board of Centron Services, Inc.

     Ronald K. King graduated from Brigham Young University (magna cum laude) in 1976, with a degree in accounting. He received his Master's of Accountancy degree in 1977. Mr. King began working with Squire & Company, a local accounting firm in Orem, Utah, in 1978. Four years later, he became consulting services partner with the firm, working with a variety of businesses, including Alpine Aviation, in business planning, information systems and business valuations, as well as tax preparation and minimization planning. Mr. King retired from Squire & Company in November, 1997.

Significant Employees.
----------------------

     Other than its executive officers and employees William Distefano and Scott Jacox, Alpine Air does not have any employees who are expected to make a significant contribution to its business.

Family Relationships.
---------------------

     There are no family relationships between any directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, no director, person nominated to become a director, executive officer, promoter or control person of Alpine Air:

     (1) was a general partner or executive officer of any business entity that filed any bankruptcy petition, either at the time of the bankruptcy or two years prior to that time;

     (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

     (4) was found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     No director, executive officer or other person who may be deemed to be an "affiliate" of Alpine Air or owner of record or beneficially of more than five percent of its common stock is a party adverse to Alpine Air or has a material interest adverse to Alpine Air in any proceeding.

Committees.
-----------

     Alpine Air established a standing audit committee in the first quarter of its 2002 fiscal year. The audit committee has adopted a charter and currently consists of four members, Max A. Hansen (Chair), Joseph O. Etchart, David R. Bruck and Ronald K. King. With the exception of Mr. Hansen, all members of the audit committee are deemed to be independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The committee's responsibilities are more fully discussed in the audit committee charter that is included as Appendix A to this information statement.

     The audit committee evaluates the performance of our auditors, manages our relationship with the auditors, and evaluates policies and procedures relating to internal control systems. In fiscal 2003, the audit committee reviewed and discussed the Company's audited financial statements with management. The audit committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. It has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence. Based on these reviews and discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003, for filing with the Securities and Exchange Commission.

April 6, 2004

Submitted by the Audit Committee.

Max A. Hansen
Joseph O. Etchart
David R. Bruck
Ronald K. King

     Alpine Air does not have standing compensation committee or nominating committee or a charter with respect to the process for nominations to our Board of Directors. Currently, our directors submit nominations for election to fill vacancies on the Board to the entire Board for its consideration.

     The Company's Bylaws do not contain any provision addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors, and the Company does not have any formal policy concerning stockholder recommendations to the Board of Directors. To date, we have not received any recommendations from non-affiliate stockholders requesting that the Board consider a candidate for election to the Board. However, the absence of such a policy does not mean that the Board of Directors would not consider any such recommendation, had one been received. The Board would consider any candidate proposed in good faith by a stockholder. To do so, a stockholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to the Chairman of the Board, Eugene R. Mallette. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

     In evaluating potential directors, Mr. Mallette and the Board consider the following factors:

     *  the appropriate size of our Board of Directors;

     * our needs with respect to the particular talents and experience of our directors;

     * the knowledge, skills and experience of nominees, including experience in finance, administration, or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

     *  familiarity with the aviation industry;

     *  experience with accounting rules and practices; and

     * the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

     Our goal is to assemble a Board of Directors that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, Mr. Mallette and the Board will also consider candidates with appropriate non-business backgrounds.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although Mr. Mallette and the Board of Directors may also consider such other factors as they may believe are in the best interests of the Company and its stockholders. We do, however, believe it appropriate for at least one, and, preferably, several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules. The Company also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

     Mr. Mallette and the Board of Directors identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-election. If any member of the Board does not wish to continue in service or if we decide not to re-nominate a member for re-election, we then identify the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board of Directors are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

     Our Board of Directors does not have a formal process for security holders to send communications to the Board. However, our directors take great interests in the concerns of stockholders and our directors review and give careful consideration to any and all stockholder communications.
Security holder communications may be sent to: Board of Directors, Alpine Air Express, Inc., 1177 Alpine Air Way, Provo, Utah 84601. Communications may also be sent to any individual director at the Company's address.

Board of Directors Meetings.
----------------------------

     In fiscal 2003, the Board of Directors held 10 meetings. With the exception of director Joseph O. Etchart and former director William Distefano, each of whom missed one meeting, all directors attended all meetings. In addition, our Board adopted several resolutions by unanimous consent without a meeting, in accordance with Delaware law.

Certain Relationship and Related Transactions.
----------------------------------------------

     Alpine Air formerly leased all of its aircraft from CLB Corporation and Mallette Family, LLC which are controlled by Mr. Mallette. The terms were approved by a vote of the directors. During the fiscal year ended October 31, 2002, Alpine paid $2,276,440 to CLB and $2,028,766 to Mallette Family, LLC in lease payments.

     On July 31, 2003, the Company's wholly-owned subsidiary, Alpine Aviation, Inc., purchased 16 aircraft from Mallette Family, LLC, for a total price of $17,330,569. After taking into account certain credits due to Alpine Aviation and the assumption of debt, the net purchase price was $1,476,381.

     On December 15, 2003, Alpine Aviation purchased 16 Beechcraft Model 99's from CLB Corporation for a total purchase price of $9,900,000. After deductions for assumption of debt, the net purchase price was $9,103,966.

    In 2000, Alpine Air loaned $2,500,000 to Mallette Family, LLC. The loan was made to assist in the purchase of Beechcraft 1900 aircraft that were then being leased by Alpine Air from Mallette Family, LLC. The loan was due in December, 2003, was unsecured, and bore an interest rate of 6.5%. As of October 31, 2002, Mallette Family, LLC owed Alpine Air $2,798,529, including accrued interest, under the terms of this loan. In July, 2003, the note was applied as partial consideration for the purchase of the aircraft from Mallette Family, LLC.

     Alpine Air had also obtained an option from Mallette Family, LLC to acquire five Beechcraft 1900's. The term of this option was one year, expiring August 1, 2003. In consideration for this option, Alpine Air paid $1,350,000 as a non-refundable deposit. This option, if not exercised, was to assign two Beechcraft 1900 aircraft to Alpine Air at the end of the option term. The total purchase price for the five aircraft was $4,440,000, which is the price paid for the aircraft by Mallette Family, LLC. The option agreement was rescinded in July, 2003, in connection with the purchase of the 16 aircraft from Mallette Family, LLC, and the deposit was applied to the purchase price.

     In August, 2000, Alpine Air received an option to purchase CLB Corporation, with the purchase price payable with Alpine Air's common stock. This option expired in August, 2003, without being exercised.

     Alpine Air leases aircraft to an entity that is 33% owned by an officer and majority stockholder. At October 31, 2003, the end of its most recently completed fiscal year, Alpine Air had a receivable of $260,039 from the entity.
Parents of Alpine Air.
----------------------
     Except to the extent that Mr. Mallette may be deemed to be its parent by virtue of his ownership of 75% of its voting securities, the Company does not have any parents.

Section 16(a) Beneficial Ownership Reporting Compliance.
--------------------------------------------------------

     Alpine Air believes all forms required to be filed under Section 16 of the Securities Exchange Act of 1934, as amended, have been timely filed, with the exception of the Form 4 Statements of Changes in Beneficial Ownership of Joseph O. Etchart for the month of June, 2002, which was filed July 11, 2002, and Eugene R. Mallette dated December 31, 2002, which was filed on January 7, 2003.

     On January 9, 2004, our Board of Directors adopted an Insider Trading Policy. The purpose of this Policy is to ensure that our directors, executive stockholders and 10% stockholders comply with Section 16(a) of the Exchange Act and to establish procedures by which our insiders may buy and/or sell our common stock without violating the securities laws' prohibition against insider trading.

Compensation of Directors and Executive Officers.
-------------------------------------------------

     The following table sets forth certain summary information concerning the compensation paid or accrued for each of Alpine Air's last three completed fiscal years to Alpine Air's or its principal subsidiaries' Chief Executive Officer and each of its other executive officers that received compensation in excess of $100,000 during such period (as determined at October 31, 2003, the end of Alpine Air's last completed fiscal year):


                     SUMMARY COMPENSATION TABLE

                                       Long Term Compensation
                 Annual Compensation     Awards          Payouts

(a)         (b)      (c)     (d)     (e)       (f)    (g)       (h)    (i)
                                                      Secur-
                                     Other            ities            All
Name and   Year or                   Annual   Rest-   Under-    LTIP   Other
Principal  Period   Salary  Bonus    Compen-  ricted  lying     Pay-   Comp-
Position   Ended     ($)    ($)      sat'n    Stock   Options   outs   ensat'n
------------------------------------------------------------------------------

Eugene R.   2003   104,371  -0-      $7,429    -0-    -0-       -0-     -0-
Mallette    2002   109,750  190,667  $6,424    -0-    -0-       -0-     -0-
CEO         2001   111,235  253,575  $2,730    -0-    55,417(2) -0-     -0-

Bill        2003   154,360  -0-      $7,998    -0-    -0-       -0-     -0-
Distefano   2002   105,700  188,167  $8,620    -0-    -0-       -0-     -0-
Former      2001   120,956  272,310  $3,272    -0-    78,349(3) -0-     -0-
Director


     (1)  Mr. Distefano resigned as President effective as of February 2,
2003.

     (2) Mr. Mallette received options to purchase 54,990 shares of common stock during fiscal 2001, at exercise prices ranging from $7.50 to $8.25 per share. Of this amount, 41,657 options vest over two years and 13,333 vest over three years. In addition, Mr. Mallette received options to purchase 427 shares for his services as a director. These options are exercisable at a price of $7.50 per share and vest over two years. See "Compensation of Directors."

     (3) Mr. Distefano received options to purchase 77,922 shares at an exercise price of $7.50 per share. Of this amount, 64,589 vest over two years and 13,333 vest over three years. Mr. Distefano also received options to purchase 427 shares for his services as a director. These options are exercisable at a price of $7.50 per share and vest over two years. See "Compensation of Directors."

     In the past, our bonuses to officers were based on some fixed percentage of earnings and subjective factors reviewed by the Board of Directors. We have also adopted a stock option plan. Other annual compensation consisted of payments to 401(k) retirement accounts, health insurance reimbursements and sick leave cash outs. As a cost-cutting measure, we terminated our 401(k) plan during the 2003 fiscal year.

     Options/SAR Grants.
     -------------------

     We did not grant any options or SARs to any executive officer during the fiscal year ended October 31, 2003.

     Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value
Table.
------

     No stock options or SARs were exercised during the fiscal year ended October 31, 2003.

     Pension Table.
     --------------

      None.

     Compensation of Directors.
     --------------------------

     No options were granted for the fiscal year ended October 31, 2003.

     Directors are paid a fee of $1,000 per calendar quarter for services rendered to the Board.

     Termination of Employment and Change of Control Arrangement.
     ------------------------------------------------------------
     There are no compensatory plans or arrangements, including payments to be received from Alpine Air, with respect to any person named above that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with Alpine Air or its subsidiaries, or any change in control of Alpine Air, or a change in the person's responsibilities following a change in control of Alpine Air.

     Stock Option Plan.
     ------------------

     In August 2001, Alpine Air adopted an equity incentive plan. The plan allows Alpine to issue incentive stock options ("ISOs") within the meaning of section 422A of the Internal Revenue Code of 1986, as amended ("Code"), non-statutuory stock options and restricted shares to employees, directors and consultants of Alpine Air. A total of 770,000 shares of Alpine Air's common stock have been reserved for issuance under the plan. As of January of each year commencing in the year 2002, the aggregate number of shares of Alpine Air's common stock that may be awarded under the plan shall automatically increase by a number equal to the lesser of (i) 7% of the total number of shares of Alpine's common stock outstanding, minus the number of shares of stock previously authorized for award under the plan at the close of the preceding calender year or (ii) 250,000 shares of common stock.

     The exercise price of options granted under the terms of the plan must not be less than 100% of the fair market value of the shares as of the date of grant, or 110% of the fair market value for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air for ISOs and 85% of the fair market value of the stock for nonqualified options. In addition, the aggregate fair market value (as determined on the date of each option grant) of shares with respect to which ISOs are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Additionally, no individual may be granted more than 100,000 options in any given year.

     Alpine Air has not received and does not intend to request a determination from the Internal Revenue Service that the ISOs issued under the plan will qualify under the Code for treatment as ISOs.

     The plan provides that an option may be exercised by payment in cash or, with the consent of the board of directors, by delivery of common stock of Alpine Air valued at its fair market value on the date of payment. An option holder shall not have any of the rights of a shareholder with respect to the shares subject to the option until the shares have been fully paid and issued.

     The board of directors or a committee of the directors will initially administer the plan, prescribe the form and content of options to be granted, receive elections for the exercise of stock conversion rights, determine the terms and restrictions on all restricted stock awards granted under the plan, and other items. No stock option can be granted for a period longer than ten years or for a period longer than five years for ISOs granted to optionees possessing more than 10% of the total combined voting power of all classes of stock of Alpine Air. The right to exercise an option terminates three months after the termination of an employees' employment, unless the employee dies or is disabled, in which event the option will remain exercisable for a period of one year after the termination of employment. The plan terminates, and no further options may be granted after August 18, 2011.

     In August 2001, Alpine Air issued options to acquire 182,395 shares of its common stock at an exercise price of $7.50 per share and an option to purchase 26,666 shares at an exercise price of $8.25 per share. In 2002, Alpine Air issued options to acquire 854 shares of its common stock at an exercise price of $7.50 per share. All options were issued under the plan.
In addition, a total of 12,863 options have been forfeited through October 31, 2002.

     We did not issue any options under the plan in the fiscal year ended October 31, 2003.

                                  ITEM 2.
                       INDEPENDENT PUBLIC ACCOUNTANTS

     As majority stockholder, Mr. Mallette has voted to approve Pritchett, Siler & Hardy, P.C., to serve as independent auditors for all audit work associated with the Company's financial statements for the year ended October 31, 2004. Pritchett, Siler & Hardy, P.C., also served as our independent auditors with respect to our financial statements for the year ended October 31, 2003.

     Grant Thornton LLP, Certified Public Accountants, of Salt Lake City, Utah, audited our financial statements for the fiscal year ended October 31, 2002, and reviewed our financial statements for the quarterly period ended January 31, 2003; these financial statements respectively accompanied our Form 10-KSB Annual Report for the year ended October 31, 2002, and our Form 10-QSB Quarterly Report for the quarter ended January 31, 2003, which have been filed with the Securities and Exchange Commission.

     On August 6, 2003, we received notification from Grant Thornton, a copy of which had been filed with the Securities and Exchange Commission, that it was resigning as our auditors.

     On or about August 7, 2003, our Audit Committee engaged Pritchett, Siler & Hardy, P.C., to review our financial statements for the quarterly period ended April 30, 2003.

     During the fiscal year ended October 31, 2002, and through August 6, 2003, there were no disagreements between us and Grant Thornton, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. However, on July 21, 2003, we filed our 10-QSB Quarterly Report for the quarter ended April 30, 2003, with the Securities and Exchange Commission. Grant Thornton advised us on July 21, 2003, that they had not completed their review of these quarterly financial statements. We filed an amended Form 10-QSB Quarterly Report for the quarter ended April 30, 2003, on August 6, 2003, indicating that our quarterly financial statements had not been reviewed by Grant Thornton.

     The reports of Grant Thornton did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal year ended October 31, 2002, and through August 6, 2003, Grant Thornton has not advised us that any of the following exists or is applicable:
     (1) That the internal controls necessary for the Company to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That our Company needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     However, in connection with the review of the Company's financial statements for the quarter ended January 31, 2003, Grant Thornton verbally communicated to the Company certain inadequacies related to the Company's ability to prepare financial information in a timely manner.

     During the Company's most recent fiscal year, and through August 6, 2003, we have not consulted Pritchett, Siler & Hardy regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     The following is a summary of the fees billed to Alpine Air by its principal accountants during the fiscal years ended October 31, 2003, and October 31, 2002:


     Fee category                      2003           2002
     ------------                      ----           ----

     Audit fees                        $133,777       $37,100

     Audit-related fees                -0-            -0-

     Tax fees                          $  7,105       $ 7,663

     All other fees                    $  4,325       $16,271

     Total fees                        $145,207       $61,034

     Audit fees. Consists of fees for professional services rendered by our principal accountants for the audit of Alpine Air's annual financial statements and the review of financial statements included in Alpine Air's Forms 10-QSB or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.
     Audit-related fees. Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of Alpine Air's financial statements and are not reported under "Audit fees."

     Tax fees. Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

     All other fees. Consists of fees for products and services provided by our principal accountants, other than the services reported under "Audit fees," "Audit-related fees" and "Tax fees" above. The fees disclosed in this category include due diligence, preparation of pro forma financial statements as a discussion piece for a Board member, preparation of letters in connection with the filing of Current Reports on Form 8-K, and assistance with the books of our Chilean subsidiary after the principal accountant's termination as our auditor.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.
---------------------------------

     The Company's Audit Committee Charter does not provide for the approval in advance of the performance of professional services to be provided to the Company by its principal accountant. All services rendered by our principal accountant are performed pursuant to a written engagement letter between us and the principal accountant. The Company is presently in the process of amending its Audit Committee Charter to ensure compliance with Section 202 of the Sarbanes-Oxley Act regarding pre-approval of audit and permissible non-audit services of the principal accountant.

Dissenters' Rights.
-------------------

     There are no dissenters' rights applicable to the election of the members of our Board of Directors or the approval of Pritchett, Siler & Hardy, P.C., as our independent accountants.

Interest of Certain Persons in Matters to Be Acted upon.
--------------------------------------------------------

     Except to the extent that they have an interest in being elected to serve on our Board of Directors, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the election of the members of our Board of Directors or the approval of Pritchett, Siler & Hardy, P.C., as our independent accountant that is not shared by all other stockholders.

Voting Securities.
------------------

     The securities that would have been entitled to vote if a meeting was required to be held consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on March 9, 2004, was 11,022,000.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth the share holdings of management and those persons who own more than five percent of the Company's common stock:

Name and Address of
Principal Stockholders:        Common Stock         Percentage
----------------------------   ------------       ---------------
Eugene R. Mallette              9,253,155 (1)             84.0%
1177 Alpine Air Way
Provo, Utah 84601

Officers and Directors:
----------------------------
Eugene R. Mallette, CEO
 and Director                  ----------------See Table Above-----------
Leslie Hill, CFO                       100                Less than 1%
Max Hansen, Secretary,               1,000                Less than 1%
 Director
Joseph O. Etchart, Director          6,315                Less than 1%
Kenneth D. Holliday, Director          -0-                 -0-
David R. Bruck                       1,200                Less than 1%
Ronald K. King                         200                Less than 1%

                                ----------                ------------
All officers and directors
 as a group (7 persons)          9,261,970                84.0%
                                 ==========              ======

     (1) Of this amount, 989,500 shares are owned by the Mallette Family, LLC, which is controlled by Eugene R. Mallette. For purposes of calculating Mr. Mallette's ownership, this entity is considered to be indirectly owned by Mr. Mallette because of his influence on its voting decisions. However, the pecuniary interest and majority control of the LLC belongs to Mr. Mallette's family and not to him.

     Unless otherwise noted above, Alpine Air believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

Vote Required for Approval.
---------------------------

     Under Delaware Law, a quorum of the outstanding voting securities of a company required to be present at a meeting if a meeting were required to be held is 50.1%, and a majority of that number would be sufficient to elect directors and adopt most matters ordinarily presented at a meeting, including the matters outlined herein.

     Mr. Mallette, as the majority stockholder, has voted, in writing, to approve the election of our Board members and the approval of Prithett, Siler & Hardy, P.C., as our independent accountant. Mr. Mallette beneficially owns 8,263,655 shares, or approximately 75.0% of our outstanding voting securities. No other votes were required or necessary to approve these matters.

Effective Date.
---------------

     The election of our Board of Directors and the approval of Pritchett, Siler & Hardy, P.C., as our independent accountant will become effective on the later of the opening of business on May 3, 2004, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.

                                 NOTICE

     EUGENE R. MALLETTE, THE MAJORITY STOCKHOLDER OF OUR COMPANY, HAS CONSENTED TO THE ELECTION OF THE MEMBERS OF OUR BOARD OF DIRECTORS AND THE APPROVAL OF PRITCHETT, SILER & HARDY, P.C., AS OUR INDEPENDENT ACCOUNTANT. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              EUGENE R. MALLETTE, CHIEF EXECUTIVE OFFICER

                              APPENDIX A

              AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                               CHARTER

I.    PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

     Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V. of this Charter.

II.     STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

III.     COMPOSITION

     The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. (1999 Blue Ribbon Committee's recommendations #1 and 2 will be adhered to in determining independence) All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.
IV.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accounts and management quarterly to review the Corporations financials consistent with V.4 below.

V.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     Documents/Reports Review

      Review and update this Charter periodically, at least annually, as conditions dictate.

      Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

       Review the regular internal reports to management prepared by the internal auditing department and management's response.

       Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  Independent Accountants

       Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

      Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

      Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

  Financial Reporting Processes

      In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

      Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

      Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  Process Improvement

      Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

      Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

      Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

  Ethical and Legal Compliance

       Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

       Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

       Review activities, organizational structure, and qualifications of the internal audit department.

       Review, with organizational structure, and qualifications of the internal audit department.

       Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.